                                                                   Exhibit 99.2


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                            (Depositor or Purchaser)



                                      and



                    PAINE WEBBER REAL ESTATE SECURITIES INC.
                                    (Seller)



                  -------------------------------------------

                        MORTGAGE LOAN PURCHASE AGREEMENT

                           Dated as of June 11, 1998
                  -------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE

1.       TRANSACTIONS ON OR PRIOR TO THE CLOSING DATE........................ 1

2.       CLOSING DATE ACTIONS................................................ 1

3.       CONVEYANCE OF MORTGAGE LOANS........................................ 2

4.       DEPOSITOR'S CONDITIONS TO CLOSING................................... 5

5.       SELLER'S CONDITIONS TO CLOSING...................................... 7

6.       REPRESENTATIONS AND WARRANTIES OF SELLER............................ 7

7.       CURE AND REPURCHASE OBLIGATIONS OF SELLER........................... 8

8.       REPRESENTATIONS AND WARRANTIES OF DEPOSITOR......................... 9

9.       SURVIVAL OF CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS...... 10

10.      ACCOUNTANT'S LETTERS............................................... 11

11.      EXPENSES; RECORDING COSTS.......................................... 11

12.      NOTICES............................................................ 11

13.      EXAMINATION OF MORTGAGE FILES...................................... 11

14.      SUCCESSORS......................................................... 11

15.      GOVERNING LAW...................................................... 12

16.      SEVERABILITY....................................................... 12

17.      FURTHER ASSURANCES................................................. 12

18.      COUNTERPARTS....................................................... 12

19.      TREATMENT AS SECURITY AGREEMENT.................................... 12

20.      RECORDATION OF AGREEMENT........................................... 13

                       MORTGAGE LOAN PURCHASE AGREEMENT

                  This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of June 11, 1998, is made by and between PAINE WEBBER REAL ESTATE SECURITIES INC., a Delaware corporation and a wholly owned subsidiary of Paine Webber Group, Inc. ("Seller") and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation ("Depositor" or the "Purchaser").

                                    RECITALS

                  I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement.

                  II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II. Depositor has agreed to deposit the Mortgage Loans and other assets into the Trust Fund created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                   AGREEMENT

                  NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

     1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date hereof, Seller shall have delivered the Mortgage Files with respect to each of the Mortgage Loans listed in the Mortgage Loan Schedule to State Street Bank and Trust Company, as custodian (in such capacity, the "Custodian") or as trustee (in such capacity the "Trustee"), against receipt by Seller of a trust receipt, pursuant to an arrangement between Seller and the Custodian. As of the date hereof and as of the Closing Date, the Mortgage Loans and the related Mortgage Files shall comply in all material respects with the representations and warranties set forth in Exhibit A.

     2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchasers pursuant to the Certificate Purchase Agreement. The closing shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

                  (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price payable in accordance with instructions previously provided to Depositor by Seller. The

Mortgage Loan Purchase Price (as defined herein) shall be paid by Depositor to Seller or at its direction by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date. The "Mortgage Loan Purchase Price" paid by Depositor shall be equal to $399,669,008.

         (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Holders of the Certificates.

         (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchasers, and the Initial Purchasers shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

         (iv) The Underwriters will offer the Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchasers will privately place certain classes of the Certificates.

     3. Conveyance of Mortgage Loans. Upon the sale of the Mortgage Loans on the Closing Date, Seller, for and in consideration of the Mortgage Loan Purchase Price, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, does hereby bargain, sell, convey, assign and transfer, without recourse except as provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in and to each of the Mortgage Loans identified on the Mortgage Loan Schedule and all property of Seller described in Section 19 of this Agreement. On or prior to the Closing Date, each Mortgage File has been delivered by Seller to the Custodian. Each Mortgage File shall contain the following documents:

              (a) the original Mortgage Note, or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note" affidavit substantially in the form of Exhibit B hereto and a true and complete copy of the Mortgage Note, bearing, or accompanied by, all prior and intervening endorsements or assignments thereof showing a complete chain of endorsement or assignment from the Originator of the related Mortgage Loan to Seller, and further endorsed (at the direction of Depositor given pursuant to this Agreement) by Seller, on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of State Street Bank and Trust Company, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1, without recourse, representation or warranty, express or implied";

                  (b) a duplicate original Mortgage (or a certified copy thereof from the applicable recording office) and originals (or certified copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan to Seller, in each case with evidence of recording indicated thereon;

                  (c) an original (or a true and complete copy if the original has been sent by the Seller for recordation) Assignment of Mortgage substantially in the form of Exhibit C hereto, in recordable form, from Seller to State Street Bank and Trust Company, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1;

                  (d) an original Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form;

                  (e) an original (or a true and complete copy if the original has been sent by the Seller for recordation) of any related assignment of Assignment of Leases (if such item is a document separate from the Mortgage) substantially in the form of Exhibit C hereto and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan to Seller, in each case with evidence of recording thereon;

                  (f) an original or a true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan to Seller;

                  (g) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, executed by Seller in favor of State Street Bank and Trust Company, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1;

                  (h) originals or true and complete copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the related Mortgage or Mortgage Note or any related security document have been modified or the related Mortgage Loan has been assumed;

                  (i) the original lender's title insurance policy or a copy thereof effective as of the date of the recordation of the related Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the related Mortgage as a first lien on the Mortgagor's fee or leasehold, as applicable, interest in the Mortgaged Property (subject to the matters set forth in paragraph (xi) of Exhibit A hereto), or if the policy has not yet been issued, a written commitment or interim binder, dated as of the date the related Mortgage Loan was funded;

                  (j) the original or a true and complete copy of any guaranty of the obligations of the Mortgagor under the related Mortgage Loan;

                  (k) all UCC Financing Statements and continuation statements or copies thereof sufficient to perfect (and maintain the perfection of) the security interest held by the Originator of the related Mortgage Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and to transfer such security interest to the Trustee;

                  (l) the original power of attorney (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

                  (m) with respect to any debt of a Borrower permitted under the related Mortgage Loan, a subordination agreement, standstill agreement or other intercreditor agreement relating to such other debt, if any;

                  (n) if any related Lock-Box Agreement or Cash Collateral Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-2 or UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

                  (o) any Loan Agreement; and

                  (p) any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver an original recorded counterpart of any of the documents required to be delivered pursuant to clauses (b), (d), (f), (h), (k) and (l) above with evidence of recording or filing thereon concurrently with the execution and delivery hereof, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, Seller shall deliver, or cause to be delivered, to the Custodian a duplicate original or true copy of such document certified by the applicable public recording or filing office to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing.

                  Upon discovery of any Defect (as defined herein) or omission in the deliveries of any of the items in this Section 3 with respect to any Mortgage Loan, Seller shall promptly deliver or cause to be delivered to the Custodian a correct and complete document or instrument meeting the requirements of such item, but in no event shall any such delivery be made later than 90 days following Seller's receipt of notice of such discovery; provided, however, that if such Defect or omission would cause such Mortgage Loan to be other than a "qualified mortgage" under Section 860G(a)(3) of the Code, Seller shall cure such Defect or omission within 90 days of discovery.

                  Notwithstanding the foregoing, in the event that Seller cannot deliver to the Custodian any UCC-2 or UCC-3 assignment with the filing information of the UCC-1 financing statement being assigned, solely because of a delay caused by the public filing office where such UCC-1 financing statement has been delivered for filing, Seller shall deliver or cause to be delivered to the Custodian a photocopy of such UCC-2 or UCC-3 assignment with the filing information left blank. Seller, promptly upon receipt of the applicable filing information of the UCC-1 financing statement being so assigned, shall deliver to the Custodian the original UCC-2 or UCC-3 assignment with all appropriate filing information set forth thereon.

                  The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

                  Upon the sale of the Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of documents prepared by Seller or any of its affiliates solely for internal uses, shall immediately vest in Depositor and shall be forwarded by Seller to the Custodian by overnight mail for next-day delivery and retained and maintained, in trust, by the Custodian at the will of Depositor, in such custodial capacity only. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days of Seller's receipt thereof to the Servicer via wire transfer for deposit by the Servicer into the Collection Account.

         4. Depositor's Conditions to Closing. The obligations of Depositor under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

                  (a) Each of the obligations of Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date; and no event shall have occurred with respect to Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

                  (b) Depositor, or if directed by Depositor, the Custodian or Depositor's attorneys, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Depositor and Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

                           (i) the Mortgage Files, which shall have been
                  delivered to and held by the Custodian on behalf of Seller;

                           (ii) the Mortgage Loan Schedule;

                           (iii) an officer's certificate of Seller, dated as
                  of the Closing Date, with certified copies of the charter, by-laws, and a certificate of good standing dated as of a recent date of Seller;

                           (iv) an opinion of Seller's in-house counsel, dated
                  the Closing Date, in substantially the same form as Exhibit D attached hereto.

                           Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made herein, and on certificates or other documents furnished by officers of Seller.

                           In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the General Corporation Law of the State of Delaware and the laws of the State of New York and the United States and shall not be required to express any opinion with respect to the registration or qualification of the Certificates under any applicable state or federal securities laws.

                           Such counsel shall state that, although such counsel has not specifically considered the possible applicability to Seller of any other laws, regulations, judgments, orders or decrees, no facts have been disclosed to such counsel that cause such counsel to conclude that any other consent, approval or action is required;

                           (v) an opinion of Orrick, Herrington & Sutcliffe
                  LLP, special counsel to Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as Depositor may approve):

                                    Assuming the due authorization, execution and delivery of this Agreement by Seller, this Agreement constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforcement hereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, Seller.

                           In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the laws of the State of New York and the United States to the extent specifically referred to; and

                           (vi) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request.

         5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

                  (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

                  (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

                           (i) an officer's certificate of Depositor, dated as
                  of the Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

                           (ii) such other certificates of its officers or
                  others and such other documents, including an opinion of counsel to Depositor and to the Trustee, to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

         6. Representations and Warranties of Seller.

                           (a) Seller represents and warrants to Depositor as
                  of the date hereof as follows:

                                (i) Seller is duly organized, validly existing
                  and in good standing under the laws of the State of Delaware. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

                                (ii) Neither the execution and delivery by
                  Seller of this Agreement, nor the compliance by Seller with the provisions hereof, nor the consummation by Seller of transactions contemplated by this Agreement will (I) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligations under, the certificate of formation or operating agreement of Seller or, after giving effect to the consents or the taking of the actions contemplated by clause (II) of this subparagraph
                  (ii), any of the provisions of any law,
                  governmental rule, regulation, judgment, decree or order binding on Seller or its properties or any of the provisions of any material indenture or mortgage or any other material contract or instrument to which Seller is a party or by which it or any of its properties is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument (other than pursuant to this Agreement) or (II) require the consent of or notice to, or any filing with, any person, entity or governmental body, which has not been obtained or made by Seller, except where, in any of the instances contemplated by clause (I) above or this clause (II), the failure to do so will not have a material adverse effect on any transactions relating to the sale of the Mortgage Loans by Seller.

                           (iii) The execution and delivery by Seller of this
                  Agreement, and the consummation of transactions contemplated by this Agreement on the terms set forth herein, have been duly authorized by all necessary limited liability company action on the part of Seller and are within the limited liability company power of Seller, and this Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding instrument, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

                           (iv) No consent, approval, authorization or order
                  of, registration or filing with, or notice to any federal, state or local governmental authority or court that has not been obtained, made or given is required in connection with the execution, delivery and performance of this Agreement by Seller.

                           (v) Except as set forth on Schedule V hereto, the
                  representations and warranties contained in Exhibit A hereto are true and correct in all material respects as of the date hereof.

     7. Cure and Repurchase Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to
Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, subject to Section 14 of this Agreement, notwithstanding any restrictive or qualified endorsement on the mortgage notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of any initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates.

                  Upon discovery of any Defect, as defined herein, in a Mortgage File, Depositor or its assignee shall promptly notify Seller in writing of such Defect and request that Seller cure such Defect within 90 days from the date Seller was notified of such Defect provided, however, that if such Defect would cause the Mortgage to be other than a "qualified mortgage" under Section 860G(a)(3) of the Code, then such cure shall be within 90 days of discovery of such Defect. A document in the Mortgage File shall be deemed to have a "Defect" if (a) any document required to be included in the Mortgage File is not in the possession of the Custodian, on behalf of the Trustee, within the time required to be delivered pursuant to this Agreement or (b) such document has not been properly executed or is otherwise defective on its face; provided, however, that a document shall not be deemed to have a Defect if such Defect is caused by the failure by Depositor to execute such document after having been directed by Seller to execute such document. If Seller does not correct or cure such Defect within such period, Seller shall purchase such Mortgage Loan from the Trust Fund at the Purchase Price pursuant to Section 2.03 of the Pooling and Servicing Agreement.

                  Within 90 days of the receipt of written notice by Seller of a breach (a "Breach") of any of the representations, warranties or covenants of Seller with respect to the Mortgage Loans set forth in Exhibit A to this Agreement (or, if such Breach would cause the Mortgage Loan to be other than a "qualified mortgage" under Section 860G(a)(3) of the Code, within 90 days of discovery of such Breach) which materially and adversely affects either (i) the interests of Depositor or the Certificateholders in the related Mortgage Loan or (ii) the value of the related Mortgage Loan, Seller shall cure such Breach and, if Seller does not correct or cure such Breach within such period, or if such Breach cannot be so cured, then Seller shall purchase the affected Mortgage Loan at the Purchase Price pursuant to Section 2.03 of the Pooling and Servicing Agreement. If Seller is required to repurchase any Mortgage Loan that is part of a Mortgage Group (as defined herein), Seller shall also be required to repurchase the remaining Mortgage Loans in such Mortgage Group. For purposes of this paragraph, a "Mortgage Group" is any group of Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

                  The Purchase Price for any repurchased Mortgage Loan shall be payable to Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by Depositor or its assignee, and Depositor or its assignee, upon receipt of such funds, shall promptly release the related Mortgage File or cause it to be released, to Seller and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in Seller title to any Mortgage Loan released pursuant hereto. The Depositor or the Servicer, as applicable, shall deliver to Seller an officer's certificate setting forth the calculation of the Purchase Price.

     8. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

              (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

              (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized, executed and delivered by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument (other than pursuant to the Pooling and Servicing Agreement) or (ii) require the consent of or notice to, or any filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

              (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

              (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

         9. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 11 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

         10. Accountant's Letters. On or before the Closing Date, E&Y Kenneth Leventhal Real Estate Group will have reviewed the characteristics of the Mortgage Loans described in (a) the Mortgage Loan Schedule attached hereto and set forth as an exhibit to the Pooling and Servicing Agreement and (b) the computer disk prepared by Seller and provided to Depositor and will compare those characteristics to, and ensure their agreement with (i) the description of the

Mortgage Loans contained in the Prospectus Supplement and the Memorandum, respectively; (ii) original documentation and files of Seller maintained with respect to each Mortgage Loan; and (iii) if applicable, information with respect to such Mortgage Loans contained in the report on Form 8-K to be filed by Depositor with the Commission in connection with the offering of the Certificates. Seller will cooperate with Depositor and E&Y Kenneth Leventhal Real Estate Group in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in this Section 10 and to deliver the letters required of them under the Underwriting Agreement and the Certificate Purchase Agreement.

         11. Expenses; Recording Costs. Seller agrees to pay to Depositor or its designee all recording and filing fees incurred in connection with the recording or filing of the documents listed in Section 3 of this Agreement.

         12. Notices. All communications hereunder will be in writing, and, (a) if sent to Depositor, will be mailed, delivered or telecopied and confirmed to it at Eleven Madison Avenue, 5th Floor, New York, New York 10010, Attention:
Allan J. Baum, Telecopy No.: (212) 325-8162; and (b) if sent to Seller, will be mailed, delivered or telecopied to it at 1285 Avenue of the Americas, New York, New York 10019, Attention: Steve Plust, Telecopy No.: (212) 713-8606.

         13. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

         14. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors and legal representatives, and nothing expressed in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities of Seller contained in that certain Indemnification Agreement dated June 18, 1998 among Seller, Credit Suisse First Boston Mortgage Capital LLC, Depositor and the Underwriters, subject to all limitations therein contained, shall also be for the benefit of the officers and directors of Depositor, the Underwriters and the Initial Purchasers and any person or persons who control Depositor, the Underwriters and the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, and (b) the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 9 of this Agreement, may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor because of such ownership.

         15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES.

         16. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

         17. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other parties may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

         18. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

         19. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then:

                  (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

                  (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                       (i) all accounts, contract rights, general intangibles,
                  chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Mortgage Notes, Mortgages and title, hazard and primary mortgage insurance policies identified on the Mortgage Loan Schedule, including all replacement Mortgage Loans, and all distributions with respect thereto payable on and after the Cut-off Date;

                       (ii) all accounts, contract rights, general intangibles,
                  chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                       (iii) all cash and non-cash proceeds of the collateral
                  described in (i) and (ii) above;

              (c) The possession by Depositor or its assignee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction; and

              (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law. Seller, Depositor or their assignee at the direction of Seller shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

     20. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.


                                     * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as of this 11th day of June 1998.

                                   PAINE WEBBER REAL ESTATE SECURITIES INC.,
                                        as Seller


                                   By:   /s/ Steven J. Plust
                                       ----------------------------------------
                                        Name:  Steven J. Plust
                                        Title: Managing Director


                                   CREDIT SUISSE FIRST BOSTON MORTGAGE
                                   SECURITIES CORP.,
                                        as Depositor or Purchaser


                                   By:   /s/ Allan J. Baum
                                       ----------------------------------------
                                        Name:  Allan J. Baum
                                        Title: Vice President

                                   SCHEDULE I


                         SCHEDULE OF TRANSACTION TERMS

         This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of June 11, 1998, between Paine Webber Real Estate Securities Inc. ("Seller") and Credit Suisse First Boston Mortgage Securities Corp. ("Depositor" or "Purchaser"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement, the Underwriting Agreement or the Certificate Purchase Agreement, as the case may be.

         "Borrower" means the borrower under the Mortgage Loan.

         "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated June 18, 1998, between Depositor and the Initial Purchasers.

         "Certificates" means each class of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1.

         "Closing Date" means June 25, 1998.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Cut-off Date" means June 11, 1998.

         "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

         "Initial Purchasers" means Credit Suisse First Boston Corporation and PaineWebber Incorporated.

         "Investment Officer" means any employee of Seller designated by Seller as an "investment officer" or whose title includes the words "investment officer."

         "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Mortgage Loan was made.

         "Memorandum" means the Private Placement Memorandum dated June 18, 1998, describing certain classes of the Certificates.

         "Mortgage Loan Pool" means the pool of Mortgage Loans, which are the primary assets of the Trust Fund.

         "Mortgage Loan Purchase Price" means the amount described in Section 2 of the Agreement.

         "Mortgage Loans" means the mortgage loans to be sold to Depositor pursuant to the Agreement, specifically identified in the Mortgage Loan Schedule to the Agreement.

         "Offered Certificates" means the Class A-1A, Class A-1B, Class A-2MF, Class A-X, Class B, Class C, Class D and Class E Certificates.

         "Originator" means any institution which originated a Mortgage Loan for a related Borrower.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of June 11 , 1998, among the Servicer, the Special Servicer, Depositor and the Trustee, including the Mortgage Loan Schedule annexed thereto.

         "Prospectus" means the Prospectus, dated June 11, 1998.

         "Prospectus Supplement" means the Prospectus Supplement, dated June 18, 1998, relating to the Offered Certificates.

         "Underwriters" means Credit Suisse First Boston Corporation and PaineWebber Incorporated.

         "Underwriting Agreement" means the Underwriting Agreement, dated June 18, 1998, between Depositor and the Underwriters.

                                                                    SCHEDULE II


                            MORTGAGE LOAN SCHEDULE

                  (previously filed with the 424(b)(5) filing)

                                                                   SCHEDULE III


                  MORTGAGE LOANS CONSTITUTING MORTGAGE GROUPS

                                     [None]





















                                     III-1

                                                                    SCHEDULE IV


                            MORTGAGE LOANS WITH LOST NOTES

     Loan No.                                         Property Name

                                                                     SCHEDULE V

             EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES


Loan 5 - 45 Wall Street
-----------------------
Rep. #(liv):
Except that with respect to Loan 5 - 45 Wall Street, the representation is true and correct except that there is no non-recourse carve-out for willful misconduct and the Mortgage Loan Documents do not provide that the Borrower is liable to the Mortgage Loan Seller for acts of waste.

Loan 42-Circuit City/CarMax-Fort Worth
--------------------------------------
Rep. #(xxxvii)
Except that with respect to Loan 42 Circuit City/CarMax-Fort Worth, the representation is true and correct except that the property is not yet a separate tax lot. It has legally subdivided and separate tax lot status is pending but not yet granted. PaineWebber has been indemnified by Circuit/City (which owns the adjoining parcel) for any liability that may arise from the current lack of separate tax parcel status.

Loan 103 - AT&T Office Center
-----------------------------
Rep. #(liv):
Except that with respect to Loan 103 - AT&T Office Center, the representation is true and correct except that the Mortgage Loan Documents do not provide that the Borrower is liable to the Mortgage Loan Seller for acts of waste.

Loan 139-Murchison Medical Plaza
--------------------------------
Rep. #(xxxv)
Except that with respect to Loan 139-Murchison Medical Plaza, the representation is true and correct except that there is an allowance for additional subordinate indebtedness subject, however, to the limitation that the combined debt service coverage for such indebtedness may not exceed 1.15x DSCR. Further, such future indebtedness shall be subject to an intecreditor subordination and standstill agreement.

Loan 159 - Webster Square
-------------------------
Rep. #(liv):
Except that with respect to Loan 159 - Webster Square, the representation is true and correct except that there is no non-recourse carve-out for fraud, willful misconduct or material misrepresentation and the Mortgage Loan Documents do not provide that the Borrower is liable to the Mortgage Loan Seller for acts of waste.

Loan 180 - Rite Aid / Baltimore
-------------------------------
Rep. # (liv):
Except that with respect to Loan 180 - Rite Aid / Baltimore, the Mortgage Loan is non-recourse to the related parties without carve-out or exception, however, the Mortgage Loan is a bondable credit-tenant lease loan.

Loan 200 - Rite Aid Pharmacy / Cleveland
----------------------------------------
Rep. # (liv):
Except that with respect to Loan 200 - Rite Aid Pharmacy / Cleveland, the Mortgage Loan is non-recourse to the related parties without carve-out or exception, however, the Mortgage Loan is a bondable credit-tenant lease loan.

Loan 206-Kon Tiki Mobile Home Park
----------------------------------
Rep. # (xxxiv):
Except that with respect to Loan 206-KonTiki Mobile Home Park, the representation is true and correct except that the borrower is comprised of two British Columbia (Canadian) corporations which own other property.

Loan 209 - Days Inn / Denny's
-----------------------------
Rep. #(liv):
Except that with respect to Loan 209 - Days Inn / Denny's, the representation is true and correct except that the Mortgage Loan Documents do not provide that the Borrower is liable to the Mortgage Loan Seller for acts of waste.

Loan 248 - Rite Aid / Garettsville
----------------------------------
Rep. # (liv):
Except that with respect to Loan 248 - Rite Aid / Garettsville, the Mortgage Loan is non-recourse to the related parties without carve-out or exception, however, the Mortgage Loan is a bondable credit-tenant lease loan.

Loan 252 - Painters Mill Professional Building
----------------------------------------------
Rep. #(liv):
Except that with respect to Loan 252 - Painters Mill Professional Building, the representation is true and correct except that there is no non-recourse carve-out for willful misconduct.

Loan 268-701 East Trade
-----------------------
Rep. #(xxxv)
Except that with respect to Loan 268-701 East Trade, the representation is true and correct except that there is an allowance for secondary subordinate indebtedness subject, however, to the limitation that the sum of the balance of the first mortgage and the secondary subordinate debt does not exceed 75% Loan-To-Value, based on a current appraisal and further that the subordinate debt shall be subject to an intecreditor subordination and standstill agreement.

Loan 276 - Rite Aid / Canton
----------------------------
Rep. # (liv):
Except that with respect to Loan 276 - Rite Aid / Canton, the Mortgage Loan is non-recourse to the related parties without carve-out or exception, however, the Mortgage Loan is a bondable credit-tenant lease loan.

Loan 296-Comfort Inn Santa Rosa
-------------------------------
Rep. #(xxxv)
Except that with respect to Loan 296-Comfort Inn Santa Rosa, the representation is true and correct except that there is additional subordinate indebtedness encumbering the mortgage property, however, a subordination/standstill agreement has been executed.

TRIPLE NET LEASES
-----------------

Loan #36 Builders Square/Kmart - Pasadena/Woodland: Please note: This loan was
------------------------------------------------------------------------------
not described in the prospectus as Credit Tenant Loan
-----------------------------------------------------

Rep. # (xl) (A) and (D)
-----------------------
Except that with respect to Loan 36 - Builders Square/Kmart - Pasadena/Woodland, the representations is true and correct except that the Tenant has cure and offset/abatement rights if the Landlord shall default in the performance of certain obligations under the lease including (1) maintenance of ingress/egress/parking ratio, (2) a requirement to repair/rebuild buildings on the adjoining parcel after a casualty, and (3) Landlord's obligation to not permit any other signs to be displayed onsite. These exceptions are mitigated by due diligence which indicates that there are no buildings on the adjoining out-parcels.

Additionally, the last payment under the Credit Tenant Loan is a $624,645 payment which is not fully covered by the last monthly Credit Lease payment.

Rep.# (xl) (B) and (E)
----------------------
Except with respect to Loan 36 - Builders Square/Kmart - Pasadena/Woodland, the representations is true and correct except that (1) the Tenant may terminate the lease with respect to a casualty if in the last two years the damage is greater than $100,000 or in the last five years if the damage is greater than 50% and, (2) the Tenant may terminate the lease with a condemnation that is greater than 15% of the building or if ingress/egress is impaired. Additionally, the Tenant may offset/abate rent if the Leas is not terminated and the Tenant restores.

Loan #187 Winn Dixie - Bunkie
-----------------------------

Rep.# (xl)(A) and (D)
---------------------
Except that with respect to Loan 187 - Winn Dixie - Bunkie, this representation is true and correct except that the Tenant has cure and offset/abatement rights if the Landlord shall default in the performance of certain obligations under the lease including (1) the Tenant's right to quiet enjoyment, (2) providing the Tenant with access to utilities, (3) procuring liability insurance (Tenant reimburses) and submitting tax bills to the Tenant for payment, (4) failure with respect the representation made at lease commencement that the property had no environmental waste and (5) failure to rebuild as required after casualty. These exceptions are mitigated by a clean Phase I environmental report received at closing.

Rep. #(liv):
Except that with respect to Loan 187 - Winn Dixie / Bunkie, the representation is true and correct except that there is no non-recourse carve-out for fraud, willful misconduct or material misrepresentation.

DOUBLE NET LEASES
-----------------

Loan #151--Winn Dixie--Selma
----------------------------

Rep.# (xl) (A), (C) and (D)
---------------------------
Except that with respect to Loan 151 - Winn Dixie - Selma, the representation is true and correct except that the Tenant has offset/abatement rights if the Landlord fails to perform its monetary and non-monetary obligations including:
(1) roof and structure maintenance obligations, (2) Landlord's obligation to make future structural changes to conform with zoning in the future, (3) obligation to repair and restore after casualty and (4) violation of the Tenant's right to quiet enjoyment. These obligations are mitigated (i) by an escrowed annual reserve of $.1875 per square foot for roof and structural obligations and, (ii) a monthly escrow to provide for twelve months of business interruption insurance in the case of offset of rent during restoration after a casualty.

Additionally, the last payment of the Credit Lease Loan is not fully covered by the payments under the Credit Tenant Lease; there is a $1,360,000 balloon payment which represents approximately 30% of the loan. This exception is mitigated by a RVI America Insurance Company policy for the full amount of the balloon.

Loan #223 Winn Dixie--Auburn
----------------------------

Rep.# (xl)(A), (C) and (D)
--------------------------
Except with respect to Loan 223 - Winn Dixie - Auburn, the representation is true and correct except that the Tenant has offset/abatement rights if the Landlord fails to perform its monetary and non-monetary obligations including:
(1) structural area obligations and common area maintenance (CAM is fully reimbursed monthly by the Tenant), (2) maintenance of Tenant's quiet enjoyment,
(3) the obligation to make future structural hangs as required by law, (4) maintenance of a parking ratio of 360 spaces, (5) procurement of general liability and all risk insurance policies (Tenant reimburses), (6) procurement and payment of common area liability insurance, (7) Landlord's repair obligations after casualty and, (7) violation of Tenant's quiet enjoyment. These obligations are mitigated (i) by an escrowed annual reserve of $.15 per square foot for the roof and structural obligations, and (ii) the Tenant's reimbursement of common area maintenance charges monthly to the Landlord.

Rep. #(liv):
Except that with respect to Loan 223 - Winn Dixie / Montgomery, the representation is true and correct except that there is no non-recourse carve-out for fraud, willful misconduct or material misrepresentation.

Loan #235--Eckerd--Forest Park
------------------------------

Rep. # (xl) (A), (C) and (D)
----------------------------
Except that with respect to Loan # 235 - Eckerd - Forest Park, the representation is true and correct except that the Tenant has offset/abatement rights if the Landlord fails to perform its monetary and non-monetary obligations including (1) ongoing repair of roof and structure, (2) a one year obligation from the date of commencement to make repairs with respect to faulty construction, (3) removal of any mechanics liens, (3) violation of its representation at lease commencement that the property is free from hazardous waste, (4) the requirement to procure general liability insurance (the Tenant must reimburse), (5) violation of a restriction to lease to another similar store within 1,000 feet of the property (there are no termination rights associated with this clause) and, (6) ongoing ingress/egress obligation subject to circumstances beyond the Landlord's control. These obligations are mitigated by (i) a monthly escrowed reserve of $.1875 per square foot for the roof ad structural obligations, (ii) a reserve established at closing for the one year construction warranty period, (iii) a Chubb bond insurance policy for condemnation and (iv) a clean Phase I received at closing.

Additionally, the last payment of the Credit Lease Loan is not fully covered by the payments under the Credit Tenant Lease, there is a $700,000 balloon payment which represents approximately 30% of the loan. This exception is mitigated by a RVI America Insurance Company policy for the full amount of the balloon.

Rep. #(liv):
Except that with respect to Loan 235 - Eckerds / Forest Park, the representation is true and correct except that the Mortgage Loan Documents do not provide that the Borrower is liable to the Mortgage Loan Seller for acts of waste.

Loan #305 Rite Aid, Monticello
------------------------------

Rep. # (xl) (A), (C) and (D)
----------------------------
Except that with respect to Loan 305 - Rite Aid - Monticello, the representation is true and correct except that the Tenant has offset/abatement rights with respect to the following monetary and non monetary obligations: (1) performance of roof and structural maintenance for the Property, (2) submission of real estate taxes to the Tenant and procurement of insurance policies (the Tenant pays taxes and reimburses for insurance), (3) removal of any mechanics liens. These obligations are mitigated by (i) a monthly escrowed reserve of $.15 per square foot for the roof and structural obligations and (ii) by excess DSCR (1.10X) for the loan.

Additionally, the Credit Tenant Lease ends one month prior to the Credit Tenant Loan, accordingly, the Credit Tenant Lese payments do not cover one month of the related payments due under the Credit Lease Loan. This except ion is mitigated by the small size of the last principal payment (approximately $11,000 or less than one percent of the loan balance) which is not covered by the Lease payments.

Rep. # (xl) (E)
---------------
Except that with respect to Loan 305 - Rite Aid - Monticello, the representation is true and correct, except that the Tenant may terminate the Lease if (1) the Landlord leases to another pharmacy with the Shopping Center (which consists of the Rite Aid building and two nearby tenant spaces), or (2) if the Tenant is substantially denied access for 90 days. These obligations are mitigated by (i) the Landlord's obligation to comply with and observe all of its obligations as a landlord under the mortgage documents and, (ii) by a Chubb condemnation insurance policy.

Rep. # (xl) (G)
---------------
Except that with respect to Loan 305 - Rite Aid - Monticello, the representation is true and correct except that the Tenant has agreed to indemnify the Landlord from all losses resulting from any claims which may arise out of injury to persons or damage to property arising out of an act attributable to the grossly negligent acts or omissions of the Tenant or his servants, agents or employees on the Premises or Property.

Rep. # (K)(e)
-------------
Except that with respect to Loan 305 - Rite Aid - Monticello, the representation is true and correct except that the Credit Lease term ends one month prior to the related Credit Lease Loan.

Loan #310 - Rite Aid, Mount Morris
----------------------------------

Rep.# (xl) (A), (C) and (D)
---------------------------
Except that with respect to Loan 310 - Rite Aid - Mount Morris, the representation is true and correct except with respect to the Landlord's obligation to (1) repair the roof and structure for the term of the lease and
(2) repair and restore the building after casualty. These obligations are mitigated (I) by a monthly escrowed reserve of $.15 per square foot for the roof and structural obligations and (ii) the lack of general tenant offset/abatement rights if obligations are not performed.

Rep.# (xl) (E)
--------------
Except that with respect to Loan 310 - Rite Aid - Mount Morris, the representation is true and correct except that the Tenant may terminate the Credit Lease or abate rent in the event Borrower or its agents operate a pharmacy on land within 5 miles of the leased premises. This obligation is mitigated by the Borrower's obligation to comply with and observe all of its obligations as a landlord under the Mortgage Loan Documents.

Rep.# (G)
---------
Except that with respect to Loan 310 - Rite Aid - Mount Morris, the representation is true and correct except that the Tenant has agreed to indemnify the Landlord resulting from any act done or omission or negligence by Tenant or caused by or resulting from Tenant's use, possession or the condition of the premises or the conduct by Tenant.

Rep.# (M)
---------
Except that with respect to Loan 310 - Rite Aid - Mount Morris, the representation is true and correct except that the Mortgagee is entitled to notice of the event of default form the Borrower through the Mortgage Loan Documents rather than through the Tenant as required by the Credit Tenant Lease.

Rep. # (liv):
-------------
Except that with respect to Loan 310 - Rite Aid / Mount Morris, the representation is true and correct except that there is no non-recourse carve-out for fraud, willful misconduct or material misrepresentation.

                                   EXHIBIT A

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                          REGARDING THE MORTGAGE LOANS

         The Seller represents and warrants with respect to each Mortgage Loan, as applicable, that as of the date hereof:

         (i) Immediately prior to the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than to the Seller), participation or pledge, and the Seller had good and marketable title to, and was the sole owner of, the Mortgage Loan;

         (ii) The Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

         (iii) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (iv) Each related Mortgage Note, Mortgage, Assignment of Leases (if any) and other agreement executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the Seller's knowledge, there is no valid defense, counterclaim, or right of rescission available to the related Borrower with respect to such Mortgage Note, Mortgage, Assignment of Leases and other agreements;

          (v) Each related Assignment of Leases creates a valid collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease, including the right to operate the related Mortgaged Property; no person other than the related Borrower owns any interest in any payments due under such lease that is superior to or of equal priority with the mortgagee's interest therein;

          (vi) Each related assignment of Mortgage from the Seller to the Depositor and related assignment of the Assignment of Leases, if any, or assignment of any other agreement executed in connection with such Mortgage Loan from the Seller to the Depositor constitutes the legal, valid and binding assignment from the Seller to the Depositor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (vii) Since origination, and except as set forth in the related Mortgage File, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded, and each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

         (viii) Each related Mortgage is a valid and enforceable perfected first lien on the related Mortgaged Property (subject to the matters described in clause (xi) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below);

         (ix) The Seller has not taken any action that would cause the representations and warranties made by each related Borrower in the Mortgage Loan not to be true;

         (x) The Seller has no knowledge that the material representations and warranties made by each related Borrower in such Mortgage Loan are not true in any material respect;

         (xi) The lien of each related Mortgage is a first priority lien on the fee or leasehold interest of its related Borrower in the original principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related Borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; the premium for such policy was paid in full; such policy was issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located and is assignable to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy and the Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

         (xii) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Seller covenants that it will not make any future advances under the Mortgage Loan to the related Borrower;

          (xiii) As of the later of the closing date for each Mortgage Loan or the most recent inspection of the related Mortgaged Property by the Seller, each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan or reserves have been established to remediate such damage and, as of the closing date for each Mortgage Loan and, to the Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value of the Mortgaged Property;

         (xiv) The Seller has inspected or caused to be inspected each related Mortgaged Property within the past 12 months or within three months of origination of the Mortgage Loan;

         (xv) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

         (xvi) Each Mortgage Loan is a whole loan and contains no equity participation by the Seller or the applicable Originator;

         (xvii) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; and any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

         (xviii) Neither the Seller nor, to the Seller's best knowledge, any Originator other than the Seller, committed any fraudulent acts during the origination process of any Mortgage Loan it originated and to the best of the Seller's knowledge, the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

         (xix) All taxes and governmental assessments that became due and owing prior to the Closing Date with respect to each related Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

         (xx) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Seller to the Depositor and identified as such with appropriate detail;

          (xxi) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; such insurance names the Mortgagee under the Mortgage Loan and its successors and assigns as a named or additional insured; other than the Credit Lease Loans, each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

          (xxii) There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan. To the Seller's knowledge, there is no (a) material non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or (b) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

         (xxiii) No Mortgage Loan has been more than 30 days delinquent since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent;

          (xxiv) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the Borrower which would interfere with such right to foreclose (except as may be imposed by bankruptcy, insolvency, moratorium, redemption or other similar laws affecting creditors' rights generally, or by general principals of equity) and to the Seller's knowledge, no Borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

          (xxv) Each Borrower represents and warrants that except as set forth in certain Environmental Reports and to the best of its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the related Borrower or an affiliate thereof agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of certain representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan. A Phase I environmental report and with respect to certain Mortgage Loans, a Phase II Environmental Report, was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report did not indicate any material non-compliance or material existence of Hazardous Materials or, if any material non-compliance or material existence of Hazardous Materials was indicated in any such report, funds sufficient to cure such findings have been escrowed by the related Borrower and held by the related Mortgagee. To the best of the Seller's knowledge, in reliance on such environmental reports, each Mortgaged

Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and to the best of the Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in certain Environmental Reports or other documents previously provided to the Rating Agencies; the Seller has not taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local laws pertaining to environmental hazards;

         (xxvi) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage Loan, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

         (xxvii) All improvements included in any MAI appraisals are within the boundaries of the related Mortgaged Property, except for de minimis encroachments onto adjoining parcels for which the Seller has obtained title insurance against losses arising therefrom and no improvements on adjoining parcels encroach onto the related Mortgaged Property except for de minimis encroachments;

         (xxviii) The Mortgage Loan Schedule is complete and accurate in all material respects as of the dates of the information set forth therein;

         (xxix) With respect to any Mortgage Loan where all or a material portion of the estate of the related Borrower therein is a leasehold estate, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Seller represents and warrants that:

                            (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller's best knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related Mortgage File;

                            (B) The lessor under such ground lease has agreed in a writing included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns;

                            (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

                            (D) Based on the title insurance policy (or binding commitment therefor) obtained by the Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to exceptions of the types described in clause (xi) above and liens that encumber the ground lessor's fee interest;

                            (E) The ground lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder;

                            (F) As of the closing date of the related Mortgage Loan, the ground lease is in full force and effect, the Seller has received no notice that any default beyond applicable notice and grace periods has occurred, and there is no existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

                            (G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee;

                            (H) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the mortgagee is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

                            (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

                            (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

                            (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent;

                            (L) Provided that the mortgagee cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

                  (xxx) With respect to Mortgage Loans that are cross-collateralized, all other loans that are cross-collateralized by such Mortgage Loans are included in the Mortgage Pool;

                  (xxxi) Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date;

                  (xxxii) (1) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property, as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and
(b) shall be made on an aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis);

                  (xxxiii) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Seller or any mezzanine debt related to such Mortgaged Property, except as set forth in the Prospectus Supplement or in Schedule V to the Mortgage Loan Purchase Agreement;

                  (xxxiv) The loan documents executed in connection with each Mortgage Loan require that the related Borrower be a single-purpose entity.
(For this purpose, "single-purpose entity" shall mean an entity, other than an individual, which is formed or organized solely for the purpose of owning and operating a single property or group of properties provided that all such properties are encumbered by Mortgage Loans, does not engage in any business unrelated to such property and its financing, and does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan);

                  (xxxv) Each Mortgage Loan prohibits the related Borrower from mortgaging or otherwise encumbering the Mortgaged Property and from carrying any additional indebtedness except in connection with trade debt and equipment financings in the ordinary course of Borrower's business and liens contested in accordance with the terms of the Mortgage Loans;

                  (xxxvi) Each Borrower covenants in the Mortgage Loan documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

                  (xxxvii) Each Mortgaged Property is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and is a separate tax parcel;

                  (xxxviii) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development with respect to other Mortgage Loans, as having special flood hazards, the terms of the Mortgage Loan require the Borrower to maintain flood insurance;

                  (xxxix) To the knowledge of the Seller, with respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and except in connection with a trustee's sale after a default by the related Borrower, no fees are payable to such trustee;

                  (xl) With respect to each Mortgage Loan which is identified in the Mortgage Loan Schedule as a Credit Lease Loan:

                            (A) the base rental payments under each Credit Lease are equal to or greater than the payments due under the loan documents executed in connection with the related Credit Lease Loan and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense and, subject to the rights of the Tenant to terminate the Credit Lease or offset, abate, suspend or otherwise diminish any amounts payable by the Tenant under the Credit Lease which have been disclosed to Depositor, each Credit Lease Loan fully amortizes over its original term and there is no balloon payment of rent due under any Credit Lease;

                            (B) either (i) the obligations of the Tenant under each Credit Lease, including, but not limited to, the obligation of Tenant to pay fixed and additional rent, are not affected by reason of any damage to or destruction of any portion of the related Credit Lease Property; any taking of such Credit Lease Property or any part thereof by condemnation or otherwise; or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of Tenant's use, occupancy or enjoyment of such Credit Lease Property or
         (ii) with respect to each Credit Lease listed on Schedule I hereto, a Lease Enhancement Policy has been obtained;

                  (C) every obligation associated with managing, owning, developing and operating the Credit Lease Property, including, but not limited to, the costs associated with utilities, taxes, insurance, capital and structural improvements, maintenance and repairs is an obligation of the Tenant;

                  (D) no borrower has any monetary obligations under any Credit Lease that have not been met, or any nonmonetary obligations under any Credit Lease the breach of which would result in either the abatement of rent, a right of setoff or the termination of the related Credit Lease;

                  (E) no Tenant can terminate any Credit Lease for any reason (except for a default by the related borrower under the Credit Lease) prior to the payments in full of (a) the principal balance of the related Credit Lease Loan, (b) all accrued and unpaid interest on such Credit Lease Loan and (c) any other sums due and payable under such Credit Lease Loan, or, if a Tenant can terminate any Credit Lease as a result of a casualty or condemnation, a Lease Enhancement Policy has been obtained;

                  (F) if a Tenant assigns its Credit Lease or sublets the related Credit Lease Property, such Tenant remains primarily obligated under such Credit Lease unless each Rating Agency has confirmed in writing that such transfer or sublet will not result in a downgrade, qualification or withdrawal of the then-current ratings of the Certificates;

                  (G) each Tenant has agreed to indemnify the related borrower from any claims of any nature relating to the related Credit Lease and Credit Lease Property, except for environmental problems that were not created by such Tenant;

                  (H) if the obligations of the Tenant under any Credit Lease are guaranteed by a guarantor pursuant to a guaranty, the guaranty states that it represents the unconditional obligation of the guarantor and is a guarantee of payment, not merely of collection;

                  (I) [Reserved]

                  (J) to the Seller's knowledge, each Credit Lease contains customary and enforceable provisions which render the rights and remedies of the lessor thereunder adequate for the enforcement and satisfaction of the lessor's rights thereunder;

                  (K) to the Seller's knowledge, in reliance on a tenant estoppel certificate and representation made by the Tenant under the Credit Lease under the Mortgage Loan documents, as of the closing date of each Credit Lease Loan (a) each Credit Lease was in full force and effect, and no default by the Borrower or the Tenant has occurred under the Credit Lease, nor is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of the Credit Lease, (b) none of the terms of the Credit Lease have been impaired, waived, altered or modified in any respect (except as described in the related tenant estoppel), (c) no Tenant has been released, in whole or in part, from its obligations under the Credit Leases, (d) there is no right of rescission, offset, abatement, diminution, defense or counterclaim to any Credit Lease, nor will the operation of any of the terms of the Credit Leases, or the exercise of any rights thereunder, render the Credit Lease unenforceable, in whole or in part, or subject to any right of rescission, offset, abatement, diminution, defense or counterclaim, and no such right of rescission, offset, abatement, diminution, defense or counterclaim has been asserted with respect thereto and (e) each Credit Lease has a term ending on or after the final maturity of the related Credit Lease Loan;

                            (L) to the Seller's knowledge, the Mortgaged
         Property is not subject to any lease other than the related Credit Lease, no Person has any possessory interest in, or right to occupy, the Mortgaged Property except under and pursuant to such Credit Lease and the Tenant under the related Credit Lease is in occupancy of the Mortgaged Property;

                            (M) each Credit Lease Loan provides that the related Credit Lease cannot be modified without the consent of the mortgagee thereunder;

                            (N) With respect to any Balloon Payment Credit Lease Loans, the Balloon Payment does not exceed 40% of the original principal balance of such Credit Lease Loan.

                            (O) the mortgagee is entitled to notice of any event of default from the Tenant under the Credit Leases; and

                            (P) each Tenant under a Credit Lease is required to make all rental payments directly to the mortgagee, its successors and assigns under the related Credit Lease Loan;

                  (xli) With respect to any Credit Lease Loan for which a residual value insurance policy has been obtained:

                            (A) There is a residual value insurance policy in effect for each such loan, each of which was issued by R.V. I. America Insurance Company in Form 1.1;

                            (B) The claims on the residual value insurance policy will be payable to the loss payee and the Trustee, on behalf of the Certificateholders, has been designated as the loss payee;

                            (C) Pursuant to the terms of the residual value insurance policy, the person designated as loss payee is only obligated to file a notice of final claim with R.V. I. America Insurance Company in order to collect the insured amount;

                            (D) The residual value insurance policy has been paid in full as of the effective date of such policy;.

                            (E) As long as there is no event of default under the terms of the Credit Lease, the residual value insurance policy cannot be terminated prior to the Termination Date;

                            (F) The effective date for each related Credit Lease Loan on the residual value insurance policy is prior to the Closing Date.

                            (G) The date upon which the outstanding principal balance of each related Credit Lease Loan is reduced to zero is the policy termination date;

                            (H) The insured value is a pre-determined amount for each Credit Lease Loan and equal to the expected mortgage loan balance at loan maturity or expiration of initial lease term;

                            (I) The insured value shall always be greater than the insured amount. The insured amount is the amount R.V.I. America Insurance Company will pay to the loss payee upon the notification of a claim. It is defined as the lesser of (i) the insured value and (ii) the outstanding principal balance at the time the claim is made, plus all accrued interest, less any sales proceeds received by the loss payee;

                            (J) The residual value insurance policy will not be amended at any time without the consent of the mortgagee;

                            (K) So long as there is no event of default under terms of the mortgage, the residual value insurance policy will not contain Borrower transfer restrictions; and

                            (L) The lease termination date does not occur prior to the policy termination date or loan maturity date.


         (xlii) With respect to any Credit Lease Loan for which a lease enhancement policy has been obtained:

                            (A) There is a lease enhancement policy in effect for each such loan, each of which was issued by Chubb Custom Insurance Company;

                            (B) The claims on the lease enhancement policy will be payable to the loss payee and the Trustee, on behalf of the Certificateholders, has been designated as the loss payee;

                            (C) The lease enhancement policy has been paid in full as of the effective date of such policy;.

                            (D) As long as there is no event of default under the terms of the Credit Lease, the lease enhancement policy cannot be terminated prior to the Termination Date;

                            (E) The effective date for each related Credit Lease Loan on the loan policy is prior to the Closing Date;

                            (F) The date upon which the outstanding principal balance of each related Credit Lease Loan is reduced to zero is the loan maturity date;

                            (G) The lease enhancement policy will not be amended at any time without the consent of the mortgagee; and

                            (H) The lease termination date does not accrue prior to the policy termination date or loan maturity date.

         (xliii) To the knowledge of the Seller, as of the date of the origination of the related Mortgage Loan, there was no pending action, suit or proceeding, arbitration or governmental investigation against a Borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such Borrower's ability to perform under the related Mortgage Loan;

         (xliv) No advance of funds has been made by the Seller to the related Borrower (other than Mezzanine Debt and the acquisition of preferred equity interests by the Preferred Interest Holder) and no funds have been received from any person other than, or on behalf of, the related Borrower for, or on account of, payments due on the Mortgage Loan;

         (xlv) To the extent required under applicable law, as of the Cut-off Date, the Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located;

         (xlvi) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

         (xlvii) Except in connection with Crossed Loans and Multi-Property Loans, no Mortgage Loan requires the mortgagee to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (a) payment in full of the related Mortgage Loan, (b) releases of unimproved out-parcels or (c) releases of portions of the Mortgaged Property which will not have a material adverse effect on the value of the collateral for the related Mortgage Loan;

         (xlviii) Any insurance proceeds in respect of a casualty loss or taking, will be applied either to (a) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all Mortgage Loans other than Credit Lease Loans and with respect to all casualty losses or takings in excess of a specified percentage of the related loan amount, the mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

         (xlix) A copy of each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the Seller) is in suitable form for filing in the filing office in which such financing statement was filed;

         (l) To the Seller's knowledge, (a) all material commercial leases affecting the Mortgaged Properties securing the Mortgage Loans are in full force and effect and (b) there exists no default under any such material commercial lease either by the lessee thereunder or by the related Borrower that could give rise to the termination of such lease;

         (li) The improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property;

         (lii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulationss.1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision) and all Prepayment Premiums and Yield Maintenance Charges constitute "customary prepayment penalties" within the meaning of Treasury
Regulation ss.1.860G-1(b)(2);

          (liii) With respect to any Mortgage Loan that pursuant to the mortgage documents can be defeased, the Mortgage Loan cannot be defeased within two years of the Closing Date, the borrower can pledge only United States government securities (within the meaning of section 2(a)(16) of the Investment Company Act of 1940) as the substitute collateral, and the borrower can be required by the Servicer to establish that the release of the lien is to facilitate the disposition of the Mortgaged Property or is in connection with some other customary commercial transaction;

         (liv) With respect to each Mortgage Loan for which there are uncompleted improvements, the only security for such Mortgage Loan (disregarding pledges of rents, third party guarantees and any personal liability of the obligor) is the real property, or any other property securing such Mortgage Loan and at least 90% of the funds received by the borrower under such Mortgage Loan have been spent or, pursuant to a binding agreement, are required to be spent to acquire and/or improve the related Mortgaged Property;

         (lv) The Mortgage Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except for certain acts including the fraud, willful misconduct or material misrepresentation by the related Mortgagor and/or its affiliates. Additionally, the Mortgage Loan Documents for each Mortgage Loan provide that the related Mortgagor thereunder shall be liable to the related Seller for any losses incurred by the Seller due to (1) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (2) any act of waste, and (3) any breach of the environmental covenants contained in the related Mortgage Loan Documents; and

          (lvi) If such Mortgage Loan is a ARD Loan it commenced amortizing on its initial scheduled Due Date and provides that: (i) its Mortgage Rate will increase by no more than two percentage points in connection with the passage of its Anticipated Repayment Date;

(ii) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Servicer; and (iv) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the monthly payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

                            SCHEDULE I TO EXHIBIT A

                             Property Name/Location


Paine Webber
------------

Loan #            Name
------            ----

151               Winn Dixie Stores, Inc. - Selma
187               Winn Dixie Stores, Inc. - Bunkie
223               Winn Dixie Stores, Inc. - Auburn
305               Rite Aid Corporation - Monticello
310               Rite Aid Corporation - Mount Morris

                                   EXHIBIT B
                             AFFIDAVIT OF LOST NOTE

                STATE OF NEW YORK                 )
                                                  )  ss.:
                COUNTY OF NEW YORK                )

              ________________________________,___________________, being duly sworn, deposes and says:

         1. that he is an authorized signatory of Paine Webber Real Estate Securities Inc. ("PWRES");

         2. that PWRES is the owner and holder of a mortgage loan in the original principal amount of $ __________ secured by a mortgage (the "Mortgage") on the premises known as ___________ ____________ located in ________;

         3. (a) that CSFB, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

            a note in the original sum of $ __________ made by _____________, to CS First Boston Mortgage Capital Corp., under date of _____________ (the "Note");

         4. that the Note is now owned and held by PWRES;

         5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

         6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except PWRES; and

         7. upon assignment of the Note by PWRES to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor" or the "Purchaser") and subsequent assignment by the

Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series ___________ (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by PWRES to the Trustee) PWRES covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of PWRES or the Depositor's failure to deliver said original Note to the Trustee.


                                            PAINE WEBBER REAL ESTATE SECURITIES
                                            INC.

                                            By:
                                               ------------------------
                                               Authorized Signatory


                       Sworn to before me this

                       _______ day of June, 1998

                                   EXHIBIT C

                                    FORM OF
                         ASSIGNMENT OF MORTGAGE(S) AND
                 ASSIGNMENT OF ASSIGNMENT OF LESSOR'S INTERESTS
                          IN LEASES, RENTS AND PROFITS

         KNOW ALL MEN BY THESE PRESENTS:

         THAT, as of __________, 199_, Paine Webber Real Estate Securities Inc., a Delaware limited liability company, whose address is 1285 Avenue of the Americas, New York, New York 10019 ("ASSIGNOR") in consideration of [ten and 00/100 ($10.00)] dollars and other good and valuable consideration, paid by State Street Bank and Trust Company, a Massachusetts trust company, as trustee for Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C1, whose address is Two International Plaza - 5th Floor, Boston, Massachusetts 02110 ("ASSIGNEE"), receipt of which is acknowledged by ASSIGNOR, hereby sells, assigns, transfers, sets over and conveys unto the ASSIGNEE certain mortgage(s) and assignments of leases, rents and profits and other collateral documents as follows:

                       See Schedule "A" attached hereto and incorporated herein by this reference.

         TOGETHER with the note(s), debt(s) and claim(s) secured by said mortgage(s) and the covenants contained in said mortgage(s), together with all amendments, supplements and modifications thereto and all liens, financing statements, guaranties and security interests securing the payment of such notes, including, without limitation, any other documents recorded in the real property records of the jurisdiction in which the real property covered by the mortgage(s) is located with respect to such notes, and any other documents, agreements, instruments or property relating to such loan(s) and all right, title, interest, claims, demands, causes of action and judgments securing or relating to such loan(s); TO HAVE AND TO HOLD the same unto the ASSIGNEE and to the successors, legal representatives and assigns of the ASSIGNEE forever.

         THIS ASSIGNMENT is made without recourse or representation or warranty of any kind or nature, express or implied except as expressly set forth in that certain Mortgage Loan Purchase Agreement, dated as of June __, 1998 between ASSIGNOR and Credit Suisse First Boston Mortgage Securities Corp.

         IN WITNESS WHEREOF, the ASSIGNOR has duly executed this Assignment the ______ day of June 1998.

                         IN PRESENCE OF:

                                                       By:
                                                          ---------------------
                                                          Name:
                                                          Title:

                    STATE OF _____________________)
                             )  ss.:
                    COUNTY OF __________)

                  On this __________ day of ____________, 199_, before me the undersigned, a NOTARY PUBLIC OF _________, personally appeared , as _________ of Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company, who, I am satisfied, was the maker of the foregoing instrument and who then stated and acknowledged to me that, as such officer and maker (1) he was authorized to execute the foregoing instrument on behalf of said limited liability company and (2) he executed said instrument as the act and deed of said limited liability company.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in ____________________________ the day and year last above written.

                                        Signature _____________________________
                                        Print Name ____________________________
                                        Residing at ___________________________
                                                  _____________________________
                                                  _____________________________
                                                  A NOTARY PUBLIC OF __________

               [AFFIX SEAL]             My Commission expires on ______________

                             ASSIGNMENT OF MORTGAGE
                                      AND
                 ASSIGNMENT OF ASSIGNMENT OF LESSOR'S INTERESTS
                          IN LEASES, RENTS AND PROFITS


                    PAINE WEBBER REAL ESTATE SECURITIES INC.
                                       TO
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE


                             RECORD AND RETURN TO:

                                   Exhibit D

                   Form of Seller's In-House Counsel Opinion






























                                      D-1